UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 31, 2005
Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-12477 (Commission File Number)	95-3540776 (I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA (Address of principal executive offices)	91320-1799 (Zip Code)

805-447-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Amgen Inc. announced on January 31, 2005 that it has filed a Tender Offer Statement on Schedule TO-I with the Securities and Exchange Commission relating to the obligation of Amgen to purchase its Liquid Yield Option™ Notes due 2032 (Zero Coupon – Senior) (the “LYONs”), at a purchase price of $738.68 per $1,000 principal amount at maturity outstanding, at the option of the holders thereof. Holders of the LYONs have the right to surrender their LYONs for purchase commencing on that date. The opportunity to surrender LYONS for purchase will terminate at 5:00 p.m., New York City time, on March 1, 2005, as more fully described in the Company’s Schedule TO-I.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release by Amgen Inc. dated January 31, 2005, relating to the Company’s announcement of the filing of a Tender Offer Statement on Schedule TO-I relating to the Company’s obligation to repurchase its Liquid Yield Option™ Notes due 2032, at the option of the holders thereof, referred to in Item 8.01 above, and incorporated by reference herein to Exhibit (a)(5) of the Schedule TO-I filed with the Securities and Exchange Commission on January 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.
By:	/s/ Richard D. Nanula

Name:	Richard D. Nanula
Title:	Executive Vice President and Chief Financial Officer
Date:	January 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Amgen Inc. dated January 31, 2005, relating to the Company’s announcement of the filing of a Tender Offer Statement on Schedule TO-I relating to the Company’s obligation to repurchase its Liquid Yield Option™ Notes due 2032, at the option of the holders thereof, referred to in Item 5 above, and incorporated by reference herein to Exhibit (a)(5) of the Schedule TO-I filed with the Securities and Exchange Commission on January 31, 2005.